Exhibit 99.1

Contact: William H. Galligan, (816) 983-1551, bgalligan@kcsouthern.com

KCS ANNOUNCES PRICING OF KCSM’S PRIVATE OFFERING OF SENIOR NOTES

Kansas City, Mo., April 24, 2013 — Kansas City Southern (“KCS”) (NYSE:KSU) announced today that its wholly-owned subsidiary Kansas City Southern de México, S.A. de C.V. (“KCSM”) has priced (i) $275 million aggregate principal amount of its 2.35%% Senior Notes due 2020 (the “2020 Senior Notes”) and (ii) $450 million aggregate principal amount of its 3.00% Senior Notes due 2023 (the “2023 Senior Notes” and, together with the 2020 Senior Notes, the “Senior Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offering by KCSM is expected to close on May 3, 2013. KCSM intends to use the net proceeds from the offering to fund concurrent tender offers and consent solicitations KCSM has undertaken in respect of its existing 8% Senior Notes due 2018 and 6.625% Senior Notes due 2020; to fund a concurrent tender offer KCSM has undertaken in respect of its existing 6.125% Senior Notes due 2021; to pay the fees and expenses associated with such tender offers and consent solicitations; to finance the purchase of certain leased equipment; and for other general corporate purposes. Currently, there is approximately $300 million outstanding aggregate principal amount of 8% Senior Notes due 2018, approximately $185 million outstanding aggregate principal amount of 6.625% Senior Notes due 2020, and $200 million outstanding aggregate principal amount of 6.125% Senior Notes due 2021.

The Senior Notes have not been registered under the Securities Act, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration.

The Senior Notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), or CNBV, and may not be offered or sold publicly, or otherwise be the subject of broker activities in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

This announcement does not constitute an offer to sell, or the solicitation of offers to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include KCSM, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligation; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the KCS’s and KCSM’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS and KCSM. More detailed information about these factors may be found in filings by KCS and KCSM with the Securities and Exchange Commission, including their most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS and KCSM are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

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